Exhibit 99.1

Bridgeline Announces Financial Results for the Third Quarter of Fiscal 2022

Revenue Increases 22% Versus Prior Year Third Quarter

Subscription and Licenses Revenue Increases 29% Versus Prior Year Third Quarter

Woburn, Mass., August 11, 2022 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a leading SaaS marketing technology provider, today announced financial results for its fiscal third quarter ended June 30, 2022.

“Bridgeline continues to see strong demand, especially for our site search products,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Hawksearch is leading our growth thanks to strong partnerships with platforms including BigCommerce, Kentico, Optimizely, and Sitefinity.”

Financial Highlights – Third Fiscal Quarter of Fiscal Year 2022

●	Total revenue was $4.2 million, an increase of 22% from $3.4 million in the prior year period.

●	Subscription and licenses revenue was $3.4 million, an increase of 29% from $2.6 million in the prior year period.

●	Gross profit was $2.9 million, an increase of 30% from $2.3 million in the prior year period.

●	Gross margin increased to 70% compared to 65% in the prior year period.

Financial Highlights – Year-to-Date Nine Months of Fiscal Year 2022

●	Total revenue was $12.6 million, an increase of 38% from $9.2 million in the prior year period.

●	Subscription and licenses revenue was $10.1 million, an increase of 53% from $6.6 million in the prior year period.

●	Gross profit was $8.7 million, an increase of 47% from $5.9 million in the prior year period.

●	Gross margin increased to 69% compared to 65% in the prior year period.

Business Highlights

Corporate Highlights

●

Bridgeline closed 23 license sales in the third quarter of fiscal year 2022. Bridgeline's cross-sale strategy remains strong, with 11 subscription sales to its existing customer base and 12 newly won customers.

●	Bridgeline negotiated a $600,000 discount to the final earnout and working capital adjustment on the Hawksearch acquisition in consideration for a 6-month early payment.

New Customer Highlights

●	SAGE Publishing selected Hawksearch to provide on-site search for their global multi-site eCommerce stores including Corwin Press.

●	TruPresence was chosen by a global auto services provider to help power franchise digital marketing for its US-based locations.

●	Belmetrics, an auto parts dealer, chose Hawksearch to support their B2B online store.

●	PharmaDirect selected Celebros to grow its online pharmacy sales.

●	Procon Products, a leading pump manufacturer, selected Hawksearch to power search, recommendations, and search information management (SIM) on their B2B eCommerce website.

Partner Highlights

●	AB Commerce drove several Celebros sales in Europe including sales to Michael Murphy Sports and Leisure, Crowley’s Pharmacy, Ronaghan’s Pharmacy, and PharmaDirect.

●	Sitefinity partnered with Bridgeline on multiple customers this quarter, often in conjunction with BigCommerce.

●	BigCommerce drove several sales on their B2B Commerce Cloud with the connector for Hawksearch released earlier this year.

●	Kentico continues to be a leading partner for Hawksearch with multiple new customers in Bridgeline’s third quarter.

Financial Results - Third Fiscal Quarter of Fiscal Year 2022

●	Total revenue increased 22% to $4.2 million for the quarter ended June 30, 2022, as compared to $3.4 million for the same period in 2021.

●

Subscription and licenses revenue increased 29% to $3.4 million for the quarter ended June 30, 2022, from $2.6 million for the same period in 2021. As a percentage of total revenue, Subscription and licenses revenue increased to 81% of total revenue for the quarter ended June 30, 2022, compared to 76% for the same period in 2021. Subscription and licenses revenue is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue.

●

Services revenue was $0.8 million for the quarter ended June 30, 2022, as compared to $0.8 million for the same period in 2021. As a percentage of total revenue, Services revenue accounted for 19% of total revenue for the quarter ended June 30, 2022, compared to 24% for the same period in 2021.

●

Gross profit increased 30% or $0.7 million to $2.9 million for the quarter ended June 30, 2022, as compared to $2.3 million for the same period in 2021. Cost of revenue increased 7% or $0.1 million to $1.3 million for the quarter ended June 30, 2022, compared to $1.2 million for the same period in 2021.

●

Gross margin increased to 70% for the quarter ended June 30, 2022, compared to 65% for the same period in 2021. Subscription and licenses gross margin was 75% for three months ended June 30, 2022, as compared to 72% for the same period in 2021. Services gross margins were 46% for the three months ended June 30, 2022, compared to 45% for the same period in 2021.

●	Operating expenses were $3.3 million for the quarter ended June 30, 2022, up from $2.9 million for the same period in 2021.

●

The warrant liability revaluation resulted in a $0.8 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the quarter ended June 30, 2022. That compares to a net loss from revaluation of $4.2 million for the same period in 2021.

●	Net income for the quarter ended June 30, 2022, was $0.4 million, compared to a net loss of $3.6 million for the same period in 2021.

Financial Results – Year-to-Date Nine Months of Fiscal Year 2022

●

Total revenue increased 38% to $12.6 million for the nine months ended June 30, 2022, as compared to $9.2 million for the same period in 2021. License revenue grew by 53% and services revenue decreased by 2%.

●

Subscription and licenses revenue increased 53% to $10.1 million for the nine months ended June 30, 2022, from $6.6 million for the same period in 2021. As a percentage of total revenue, subscription and licenses revenue increased to 80% of total revenue for the nine months ended June 30, 2022, compared to 72% for the same period in 2021.

●

Services revenue was $2.5 million for the nine months ended June 30, 2022; a slight decrease as compared to $2.5 million for the same period in 2021. As a percentage of total revenue, services revenue accounted for 20% of total revenue for the nine months ended June 30, 2022, compared to 28% for the same period in 2021.

●

Gross profit increased 47% or $2.8 million to $8.7 million for the nine months ended June 30, 2022, as compared to $5.9 million for the same period in 2021. Cost of revenue increased 21% or $0.7 million to $3.9 million for the nine months ended June 30, 2022, compared to $3.2 million for the same period in 2021.

●

Gross margin increased to 69% for the nine months ended June 30, 2022, compared to 65% for the same period in 2021. Subscription and licenses gross margin was 75% for the nine months ended June 30, 2022, as compared to 71% for the same period in 2021. Services gross margin was 46% for the nine months ended June 30, 2022, as compared to 49% for the same period in 2021.

●	Operating expenses were $10.2 million for the nine months ended June 30, 2022, an increase of $3.7 million from $6.5 million for the same period in 2021.

●	The change in fair value of contingent consideration and other income (expense), net resulted in $0.4 million of income for the nine months ended June 30, 2022.

●

The warrant liability revaluation resulted in a $3.7 million non-cash gain attributable to the change in the fair value of the warrant liabilities for the nine months ended June 30, 2022. This compares to a net loss from revaluation of $6.0 million for the same period in 2021.

●	Net income for the nine months ended June 30, 2022, was $2.6 million, compared to a loss of $5.3 million for the same period in 2021.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, August 11, 2022 at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period.

The details of the conference call are as follows:

Bridgeline Digital Third Quarter 2022 Earnings Call

Thursday, August 11, 2022 at 4:30 p.m. ET

https://register.vevent.com/register/BI50bbf6aff885439fbd9ec4086351a981

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Replays of the conference call will be available through the following link:

https://edge.media-server.com/mmc/p/9w7p8efz

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted net earnings/(loss) per diluted share, and Adjusted EBITDA.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted net earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, change in fair value of warrants, preferred stock dividends and any related tax effects.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of warrants, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Bridgeline's management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value with its Unbound platform and suite of apps.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Digital engagement services	$812	$821	$2,492	$2,543
Subscription and perpetual licenses	3,394	2,624	10,117	6,612
Total revenue	4,206	3,445	12,609	9,155

Cost of revenue:
Digital engagement services	436	449	1,353	1,297
Subscription and perpetual licenses	835	744	2,532	1,919
Total cost of revenue	1,271	1,193	3,885	3,216
Gross profit	2,935	2,252	8,724	5,939

Operating expenses:
Sales and marketing	1,382	760	3,880	1,729
General and administrative	812	608	2,460	1,681
Research and development	771	625	2,495	1,453
Depreciation and amortization	373	306	1,213	777
Restructuring and acquisition-related expenses	-	568	164	862
Total operating expenses	3,338	2,867	10,212	6,502
Income (loss) from operations	(403)	(615)	(1,488)	(563)
Change in fair value of contingent consideration, interest income (expense) and other, net	(8)	(9)	427	(7)
Government grant income	-	-	-	88
Change in fair value of warrant liabilities	818	(4,161)	3,693	(6,020)
Income (loss) before income taxes	407	(4,785)	2,632	(6,502)
Provision for income taxes	4	(1,176)	12	(1,175)
Net income (loss)	$403	$(3,609)	$2,620	$(5,327)
Net income (loss) per share attributable to common shareholders:
Basic net income (loss) per share	$0.04	$(0.61)	$0.26	$(1.04)
Diluted net income (loss) per share	$0.04	$(0.61)	$0.25	$(1.04)
Number of weighted average shares outstanding:
Basic	10,217,609	5,939,021	10,203,570	5,117,586
Diluted	10,269,752	5,939,021	10,364,902	5,117,586

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	(Unaudited)
	June 30,	September 30,
	2022	2021
ASSETS

Current assets:
Cash and cash equivalents	$3,893	$8,852
Accounts receivable, net	1,755	1,370
Prepaid expenses and other current assets	377	196
Total current assets	6,025	10,418
Property and equipment, net	283	252
Operating lease assets	356	481
Intangible assets, net	6,612	7,755
Goodwill	15,985	15,985
Other assets	139	76
Total assets	$29,400	$34,967

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$448	$732
Current portion of operating lease liabilities	199	161
Accounts payable	1,102	974
Accrued liabilities	777	908
Current portion of purchase price and contingent consideration payable	2,029	3,463
Deferred revenue	1,803	2,097
Total current liabilities	6,358	8,335
Long-term debt, net of current portion	715	1,197
Operating lease liabilities, net of current portion	157	320
Purchase price and contingent consideration payable, net of current portion	-	2,360
Warrant liabilities	711	4,404
Other long-term liabilities	771	774
Total liabilities	8,712	17,390

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at June 30, 2022 and September 30, 2021	-	-
Series D Convertible Preferred stock: 4,200 shares authorized; no shares outstanding at June 30, 2022 and September 30, 2021	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,217,609 shares issued and outstanding at June 30, 2022 and 10,187,128 shares at September 30, 2021, issued and outstanding	10	10
Additional paid-in-capital	100,590	100,207
Accumulated deficit	(79,666)	(82,287)
Accumulated other comprehensive loss	(246)	(353)
Total stockholders' equity	20,688	17,577
Total liabilities and stockholders' equity	$29,400	$34,967

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$403	$(3,609)	$2,620	$(5,327)
Amortization of intangible assets	354	285	1,151	726
Change in fair value of warrant liabilities	(818)	4,161	(3,693)	6,020
Stock-based compensation	249	43	364	133
Restructuring and acquisition related expenses	-	568	164	862
Non-GAAP adjusted net income (loss)	$188	$1,448	$606	$2,414

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net income (loss)	$0.04	$(0.61)	$0.25	$(1.04)
Amortization of intangible assets	0.03	0.05	0.11	0.14
Change in fair value of warrant liabilities	(0.08)	0.70	(0.36)	1.18
Stock-based compensation	0.02	0.01	0.04	0.03
Restructuring and acquisition related expenses	-	0.10	0.02	0.17
Non-GAAP adjusted net earnings (loss) per diluted share	$0.02	$0.24	$0.06	$0.47

Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
Net income (loss)	$403	$(3,609)	$2,620	$(5,327)
Provision for income taxes	4	(1,176)	12	(1,175)
Change in fair value of contingent consideration, interest income (expense) and other, net	(148)	9	(583)	7
Government grant income	-	-	-	(88)
Change in fair value of warrant liabilities	(818)	4,161	(3,693)	6,020
Amortization of intangible assets	354	285	1,151	726
Depreciation and other amortization	19	21	62	51
Restructuring and acquisition related expenses	-	568	164	862
Stock-based compensation	249	43	364	133
Adjusted EBITDA	$63	$302	$97	$1,209